POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints Eric Chen and David Gan, or either of them acting singly, with full power of substitution, his true and lawful attorney-in-fact to:

	(1)	if necessary, prepare, execute in the
undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

	(2)	execute for and on behalf of the
undersigned, in the undersigned's capacity as a director and/or executive officer of AECOM Technology
Corporation ("AECOM"), any Forms 3, 4 and 5 or any amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

	(3)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms
3, 4 or 5 and any amendments thereto and the timely filing of such form with the SEC and any stock exchange or similar authority; and

	(4)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is AECOM assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by AECOM, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of May 2007.


Norman Y Mineta
Signature


Norman Y Mineta
Print Name